Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Quanex Corporation on Form S-8 of our report dated November 22, 2002, appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 2002.

Deloitte & Touche LLP

Houston, Texas
September 9, 2003